                                                                     EXHIBIT 3.9

               CERTIFICATE OF FORMATION, LIMITED LIABILITY COMPANY

--------------------------------------------------------------------------------


         This is to certify that there is hereby organized a Limited liability Company under and by virtue of the New Jersey Limited Liability Company Act (N.J.S.A. 42:2B-1 et seq.).

1.       The name of the Limited Liability Company is:

         Lower Road Associates, L.L.C.

2. The purpose for which this Limited Liability Company is organized is to engage in any activity within the purposes for which Limited Liability Companies may be formed pursuant to the New Jersey Limited Liability Company Act.

3.       The name and address of the registered agent is:

         James P. Koscica, 2001 Lower Road, Linden, NJ 07036

4.       The Company has two or more members.

5.       Additional provisions:




         In witness whereof, the undersigned has been authorized to sign this Certificate of Formation.

Dated:   April 6, 1998                            /s/ Ruth Schneider
                                        ----------------------------------------
                                        Ruth Schneider, Executive Vice President
                                        (Name/Title)

Filed for:                              Capitol Information Service, Inc.
                                        172 West State Street
George A. Kalosieh, Esq.                Trenton,  NJ 08608
15-01 Broadway
Fair Lawn, NJ 07410                                             218989
                                                            -------------